UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On March 18, 2019, The Goodyear Tire & Rubber Company (the “Company”) approved a plan that proposes to modernize Goodyear Dunlop Tires Germany GmbH’s tire manufacturing facilities in Hanau and Fulda, Germany, as part of the Company’s strategy to strengthen the competitiveness of its manufacturing footprint and increase its production of premium, large-rim-diameter consumer tires. The Company anticipates that changes to the layout of the plants, efficiency gains from new equipment and the decision to curtail production of tires for declining, less profitable segments of the tire market would result in approximately 1,100 job reductions. The plan remains subject to consultation with relevant employee representative bodies.

The Company expects to substantially complete this rationalization plan during 2022 and estimates the total pre-tax charges associated with this plan to be at least $135 million, of which approximately $125 million is expected to be cash charges primarily for associate-related costs and approximately $10 million is expected to be non-cash charges primarily related to asset write-offs and accelerated depreciation. The Company expects to record approximately $90 million of these charges in the first quarter of 2019 and to make cash payments of approximately $30 million in 2020 and $40 million in 2021.

Once completed, these actions are expected to increase the productivity of both plants and the resulting conversion savings are expected to improve Europe, Middle East and Africa’s segment operating income by $60 to $70 million on an annualized basis over a three-year period beginning in 2020.

Safe Harbor Statement

Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including those statements regarding the expected amounts of charges, cash payments and savings resulting from the proposed plan to modernize the Hanau and Fulda, Germany manufacturing facilities. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. There are a variety of factors, many of which are beyond the Company’s control, which could affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks and other factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent management’s estimates only as of today and should not be relied upon as representing management’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if management’s estimates change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: March 19, 2019	By	/s/ David L. Bialosky
David L. Bialosky
Senior Vice President, General Counsel and Secretary